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EXHIBIT 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT
TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

ALLIANCE IMAGING, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0239910 (I.R.S. employer identification no.)
1900 S. State College Blvd., Suite 600 Anaheim, California (Address of principal executive offices)	92806 (Zip code)

7 1/4% Senior Subordinated Notes due 2012
(Title of the indenture securities)

1.
General information. Furnish the following information as to the Trustee:
(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.
Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

  2.
  A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

  4.
  A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

  6.
  The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of May, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ MELONEE YOUNG Name: MELONEE YOUNG Title: VICE PRESIDENT

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EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017

        At the close of business December 31, 2004, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,975
Interest-bearing balances	0
Securities:
Held-to-maturity securities	79
Available-for-sale securities	27,506
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	31,000
Securities purchased under agreements to resell	111,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	2,356
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers' liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	237,448
Other Intangible Assets	17,376
Other assets	35,890

Total assets	$468,630

LIABILITIES
Deposits:
In domestic offices Noninterest-bearing	9,060
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Bank's liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0

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Other liabilities	46,904

Total liabilities	$113,964

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus	294,040
Retained earnings	59,681
Accumulated other comprehensive income	(55)

Other equity capital components	0

Total equity capital	$354,666

Total liabilities, minority interest, and equity capital	$468,630

        I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson	)
Nicholas C. English	)	Directors
Karen B. Shupenko	)

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